SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 ---------------

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):

                                  May 30, 2003

                                 ---------------


                         BARRETT BUSINESS SERVICES, INC.
               (Exact name of registrant as specified in charter)

                                    Maryland
                 (State or other jurisdiction of incorporation)

                                     0-21886
                                (SEC File Number)

                                   52-0812977
                        (IRS Employer Identification No.)

           4724 S.W. Macadam Avenue
             Portland, Oregon                           97239
     (Address of principal executive offices          (Zip Code)

               Registrant's telephone number, including area code:

                                 (503) 220-0988

Item 5.  Other Events.

            On May 30, 2003, Barrett Business Services, Inc. (the "Company"), entered into a Third Amendment to Amended and Restated Credit Agreement dated as of May 22, 2003 (the "Amendment"), between the Company and Wells Fargo Bank, National Association (the "Bank"). The Amendment increases amounts available under the credit agreement, subject to asset-based lending limits, from $8.0 million to $11.0 million until July 31, 2003. After that date, total available credit will revert to $8.0 million. The Company's credit agreement with the Bank includes a subfeature for standby letters of credit of up to $5.0 million.

            The Company requested a temporary increase in availability under its credit agreement to provide short-term working capital for general operating purposes and to accommodate a delay in closing the Company's previously announced sale-leaseback transaction involving the two office buildings owned by the Company. The sale-leaseback transaction, which was originally expected to close in mid-June, may not be consummated for another two to four weeks. The transaction is estimated to provide the Company net cash proceeds of approximately $2.0 million.

            The Company has been notified by the state of California that it will no longer be required to post a letter of credit as a surety deposit for its self-insured workers' compensation program in California. The Company's current letter of credit in the amount of approximately $4 million is expected to be cancelled in July. As a result, the Company's total credit requirements are expected to decrease significantly in July.

            The Amendment and related Revolving Reducing Note and Security Agreement are included as Exhibits 10.1, 10.2, and 10.3 to this report, respectively. This report is qualified in its entirety by reference to the full text of the Amendment and other exhibits.

            Statements in this report which are not historical in nature, including discussions of the Company's sources and requirements for credit, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results of the Company to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements.

Item 7.  Financial Statements, Pro Forma Financial Information, and Exhibits.

      (c) The following exhibits are filed with this report:

            10.1 Third Amendment to Amended and Restated Credit Agreement dated as of May 22, 2003, between the Company and Wells Fargo Bank, National Association.

            10.2  Revolving Reducing Note dated as of May 22, 2003.

            10.3  Security Agreement Equipment dated as of May 22, 2003.

                                   SIGNATURES


            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                          BARRETT BUSINESS SERVICES, INC.


Dated:  June 12, 2003                     By:  /s/ Michael D. Mulholland
                                               -------------------------------
                                               Michael D. Mulholland
                                               Vice President - Finance